Exhibit 23(B)




                          INDEPENDENT AUDITORS' CONSENT


     We consent to incorporation by reference in this registration statement on Form S-3 of Duke Energy Corporation of our report dated January 16, 1997, on the consolidated financial statements of Pan Energy Corp as of December 31, 1996 and 1995, which report appears in the annual report on Form 10-K of Duke Energy Corporation for the year ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.




                                                       KPMG Peat Marwick LLP
                                                       ---------------------
                                                       KPMG Peat Marwick LLP



Houston, Texas
July  17, 1998